                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           COLGATE-PALMOLIVE COMPANY
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

[LOGO OF COLGATE-PALMOLIVE COMPANY]

March 27, 2000

Dear Fellow Colgate Stockholder:

   You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 9, 2000, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

   At the meeting, we will ask you to elect eight directors and ratify the selection of auditors. We will also review the progress of the Company during the past year and answer your questions.

   This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

   It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by completing and mailing the enclosed proxy card in the return envelope.

Very truly yours,

/s/ Reuben Mark                             /s/ Bill Shanahan
Reuben Mark                                 William S. Shanahan
Chairman of the Board and                   President and Chief
Chief Executive Officer                     Operating Officer

[LOGO OF COLGATE-PALMOLIVE COMPANY]

March 27, 2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The 2000 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036, on Tuesday, May 9, 2000, at 10:00 a.m., for the following purposes:

  1. To elect the Board of Directors;

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 2000; and

  3. To consider and act upon such other business as may properly come before the meeting.

   Stockholders of record at the close of business on March 10, 2000 are entitled to vote at the Annual Meeting.

   Your vote is important. Please complete and mail the enclosed proxy card to us in the return envelope, which requires no postage if mailed in the United States. Mailing us your proxy card will not limit your right to vote in person or to attend the meeting.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
VOTING PROCEDURES                                                1

GOVERNANCE OF THE COMPANY                                        4
  The Board of Directors                                         4
  Committees of the Board of Directors                           7
  Compensation of Directors                                      8

STOCK OWNERSHIP                                                 10
  Stock Ownership of Directors and Executive Officers           10
  Compliance with Section 16(a) Beneficial Ownership Reporting  11

STOCK PRICE PERFORMANCE GRAPHS                                  11

EXECUTIVE COMPENSATION                                          14
  Summary Compensation Table                                    14
  Stock Options                                                 17
  Retirement Plan                                               19
  Executive Severance Plan and Other Arrangements               21
  Compensation Committee Interlocks and Insider Participation   22
  P&O Committee Report on Executive Compensation                23

PROPOSALS REQUIRING YOUR VOTE                                   29
  Proposal 1: Election of Directors                             29
  Proposal 2: Ratification of Selection of Auditors             29

OTHER INFORMATION                                               29
  Future Stockholder Proposals                                  29
  Nominations for Director                                      30
  Cost and Methods of Soliciting Proxies                        30
  Other Business                                                30

APPENDIX A                                                     A-1

                                PROXY STATEMENT

   Colgate-Palmolive Company (referred to in this Proxy Statement as "we" or "the Company") is sending you this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2000 Annual Meeting of Stockholders.

   We are mailing this Proxy Statement, a proxy card and the 1999 Annual Report of Colgate-Palmolive Company to stockholders beginning March 27, 2000. Although the Annual Report is being mailed with the Proxy Statement, it is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

   The Company has three classes of voting stock: Common Stock, $4.25 Preferred Stock and Series B Convertible Preference Stock. If you were the record owner of any of these classes of stock on March 10, 2000, the record date for voting at the Annual Meeting, then you are entitled to vote at the meeting.

Determining the Number of Votes You Have

   Your proxy card indicates the number of shares of each class of stock that you own. Each share of Common Stock and $4.25 Preferred Stock has one vote, and each share of Series B Convertible Preference Stock has eight votes.

How to Vote

   You can vote your shares in two ways: either by using the enclosed proxy card or by voting in person at the Annual Meeting by written ballot. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board of Directors recommends that you vote by proxy.

Voting by Proxy

   Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. To vote your shares by proxy, complete and return the enclosed proxy card to us before May 9, 2000, the date of the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the selection of Arthur Andersen LLP as the Company's independent auditors for 2000.

   If you sign and return the proxy card but do not specify how to vote, we will vote your shares in favor of our nominees for director and the ratification of the selection of auditors.

   If any other matters are properly presented at the Annual Meeting for consideration, the Company's directors named on your proxy card will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

Voting at the Annual Meeting

   Written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. Of course, if you send in your proxy card and also attend the meeting, there is no need to vote again at the meeting unless you wish to change your vote.

Revocation of Proxies

   You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid proxy with a later date; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (see address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

   To carry on the business of the meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding stock of the Company. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (which are explained below) are counted as present to determine whether there is a quorum.

Broker Non-Votes

   A "broker non-vote" occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. "Broker non-votes" are not counted as no-votes or abstentions nor are they counted to determine the number of votes present for the proposal in question.

   Under the rules of The New York Stock Exchange, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

Required Vote

   Proposal 1: Election of Directors. The eight nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you indicate you want to withhold authority to vote for a particular nominee on your proxy card, your vote will not count for or against the nominee.

   Proposal 2: Ratification of Selection of Auditors. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the auditors. This means that if you abstain from voting on the selection of auditors, it will have the same effect as if you voted against this proposal.

Confidential Voting

   All proxies, ballots and vote tabulations that identify stockholders are confidential. The return envelope for your proxy card is addressed to an independent tabulator, who will receive, inspect and tabulate the proxies. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change of control of the Company or if doing so is necessary to meet legal requirements.

Voting by Employees Participating in the Colgate-Palmolive Savings and Investment Plan

   If you are a Colgate employee who participates in the Company's U.S. Savings and Investment Plan, the trustee for the Plan will send you a voting instruction card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Series B Convertible Preference Stock and Common Stock credited to your account under the Savings and Investment Plan as of March 10, 2000, the record date for voting at the meeting.

  . If you sign and return the card on time, the trustee will vote the shares as you have directed.

  . If you do not return the card on time, the trustee will vote your shares in the same proportion as the shares voted by employees who return their cards to the trustee on time.

Voting by Employees Participating in a Global Stock Ownership Plan

   If you are an employee who participates in one of our Global Stock Ownership Plans, you will receive separate voting instructions from your local Human Resources Department.

GOVERNANCE OF THE COMPANY

The Board of Directors

   The Board of Directors oversees the business, assets, affairs and performance of the Company. In accordance with the Company's long-standing practice, the Board of Directors is independent, consisting of a majority of outside directors. Currently, the Board has eight directors, consisting of seven outside, non-employee directors and one employee director, Reuben Mark, who is the Chief Executive Officer of the Company.

   The Board of Directors met ten times during 1999. On average, the directors attended 94% of the meetings of the Board and the committees on which they served in 1999. No director attended fewer than 75% of these meetings. The outside directors met at least twice during 1999 without Mr. Mark present.

   The name, age, principal occupation and length of service of each director, together with certain other biographical information, is set forth below. Each of the directors has been nominated for re-election at this year's Annual Meeting. Delano E. Lewis is not a director nominee, having resigned from the Board of Directors in December 1999 in order to accept the appointment as U.S. Ambassador to South Africa.

                  Chairman and Chief Executive Officer of the Company. Mr.
                   Mark joined the Company in 1963 and has held a series of significant positions in the United States and abroad. He was appointed Vice President and General Manager of the Household Products Division in 1975. From March 1979 to March 1981, he was Group Vice President of domestic operations. In March 1981, he was elected Executive Vice President and became President and a director of the Company on March 1, 1983. Mr. Mark was elected Chief Executive Officer in May 1984 and Chairman in May 1986. Mr. Mark is also a director of Citigroup, Pearson plc and Time Warner, Inc.

                   Director since 1983
[PHOTO OF REUBEN MARK]
 Reuben Mark, 61

                  Visiting Scholar, Program in Science, Technology and
                   Society, Massachusetts Institute of Technology since 1985. Mrs. Conway was President of Smith College from 1975 to 1985. She was Vice President, Internal Affairs, University of Toronto, from 1973 to 1975 and a member of its graduate faculty from 1971 to 1975. She has served as a member of the Harvard University Board of Overseers and The Conference Board and as a trustee of Hampshire College, Northfield Mt. Hermon School and The Clarke School for the Deaf. Mrs. Conway is a member of the boards of Lend Lease International, of which she is the Chairman-elect, Merrill Lynch & Co., Inc. and Nike, Inc. She is also a trustee of Adelphi University, Mt. Holyoke College, The Knight Foundation and The Kresge Foundation.

                  Director since 1984
[PHOTO OF JILL K. CONWAY]
   Jill K. Conway, 65

                  Chairman and Chief Executive Officer of General Re
                   Corporation since 1987. Mr. Ferguson has been with General Re since 1969. Prior to joining General Re, Mr. Ferguson worked for the Kemper Insurance Group from 1965 to 1969 and served with the U.S. Public Health Service from 1966 to 1968. Mr. Ferguson is a director of Insurance Service Offices, Inc. and the Insurance Institute of America. He is a Fellow of the Casualty Actuarial Society and the American Academy of Actuaries.

                  Director since 1987
[PHOTO OF RONALD E. FERGUSON]
Ronald E. Ferguson, 58

                  President and Chief Executive Officer of Exodus
                   Communications, Inc., a computer network and Internet systems company. From July 1996 to July 1997, Mrs. Hancock was Executive Vice President, Research and Development, Chief Technology Officer of Apple Computer Inc. She previously was Executive Vice President and Chief Operating Officer, National Semiconductor. Prior to joining National Semiconductor in 1995, she was Senior Vice President and Group Executive at IBM. Mrs. Hancock is on the Board of Directors of Aetna. She is also on the Board of Trustees of Marist College.

                  Director since 1988
[PHOTO OF ELLEN M. HANCOCK]
   Ellen M. Hancock, 56

                  Chairman Emeritus of Campbell Soup Company. Mr. Johnson
                   began his business career as a management trainee at Colgate Australia in 1959 and received a series of promotions at the Company, becoming General Manager of Colgate's South African subsidiary in 1967. He then held several positions with Warner-Lambert from 1972 to 1982, including President of its Asian Management Center, President of its Personal Products Division and President of American Chicle Division. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann's, Inc. From 1987 to 1989, he served as Chairman, Chief Executive Officer and President of Gerber Products Company, and from 1989 to 1990 he served as Chairman and Chief Executive Officer of Gerber. Mr. Johnson was Chairman of Campbell Soup Company from 1993 to 1999 and was its President and Chief Executive Officer from January 1990 to July 1997. Mr. Johnson is a member of the Board of Directors of Duane Reade, Inc. and serves on the Advisory Council for the University of Notre Dame College of Business Administration as well as the University of Chicago's Graduate School of Business.

                  Director since 1991
[PHOTO OF DAVID W. JOHNSON]
David W. Johnson, 67

                  Officer, Faneuil Hall Associates, Inc., a private investment company, since 1973. Mr. Kendall is a former Chairman of The Kendall Company, which he joined in 1956. He held a series of significant positions with The Kendall Company in the United States and abroad. He is President of the Henry
                   P. Kendall Foundation and a former director of the Shawmut Bank of Boston, N.A. He has served a number of educational and scientific organizations as president, chairman and trustee.

                  Director since 1972
[PHOTO OF JOHN P. KENDALL]
   John P. Kendall, 71

                  Chairman and Chief Executive Officer, Schering-Plough
                   Corporation. Mr. Kogan joined Schering-Plough as Executive Vice President, Pharmaceutical Operations in 1982 and became President and Chief Operating Officer in 1986, President and Chief Executive Officer in 1996 and Chairman and Chief Executive Officer in 1998. Mr. Kogan is also a director of The Bank of New York Company. He serves on the boards of St. Barnabas Corporation & Medical Center and New York University, and is a member of the Business Round Table and the Council on Foreign Relations.

                  Director since 1996
[PHOTO OF RICHARD J. KOGAN]
  Richard J. Kogan, 58

                  Former Chairman of Tambrands Inc., June 1993 to September
                   1996. Prior to becoming Chairman, Mr. Wentz had been a director of Tambrands. Previously, he was Chairman of ESSTAR Incorporated and Chairman, President and Chief Executive Officer of Amstar Company. Mr. Wentz joined Amstar in 1969 as Vice President of Operations for its subsidiary, Duff-Norton Company, Inc. He was elected President of Duff-Norton in 1970, Vice President of Amstar in 1972, a director in 1976 and Executive Vice President and Chief Operating Officer in 1979. He assumed the additional responsibilities of President in 1981, Chief Executive Officer in 1982 and Chairman in 1983. In 1984, Mr. Wentz was appointed President and a director of Amstar Holdings, Inc.

                  Director since 1982
[PHOTO OF HOWARD B. WENTZ, JR.]
Howard B. Wentz, Jr., 70

Committees of the Board of Directors

   The Board of Directors has four standing committees: the Audit Committee, the Committee on Directors, the Finance Committee and the Personnel and Organization Committee (the "P&O Committee"). The members and responsibilities of these committees are set forth below.

Committee Membership (* indicates Chair and ** indicates Deputy Chair)

Audit Committee       Committee on Directors Finance Committee     P&O Committee
--------------------  ---------------------- --------------------  ------------------
Jill K. Conway        Jill K. Conway         Ronald E. Ferguson    Jill K. Conway*
Ronald E. Ferguson*   David W. Johnson*      Ellen M. Hancock**    Ronald E. Ferguson
Ellen M. Hancock      John P. Kendall        John P. Kendall       David W. Johnson**
John P. Kendall**     Howard B. Wentz, Jr.   Richard J. Kogan      John P. Kendall
Howard B. Wentz, Jr.                         Reuben Mark
                                             Howard B. Wentz, Jr.*

Audit Committee

   The Audit Committee oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also recommends the appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit function and the Global Business Practices function. All members of the Audit Committee are non-employee directors.

   The Audit Committee met three times during 1999. To ensure independence, the Audit Committee also meets separately with the Company's independent public accountants, internal auditor and other members of management.

   The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved a new charter in response to the audit committee requirements adopted by the Securities and Exchange Commission and The New York Stock Exchange in December 1999. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

Committee on Directors

   The Committee on Directors recommends nominees for the Board of Directors and reviews the performance of the Board of Directors in accordance with a formal procedure. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. The Committee on Directors met four times during 1999. All members of the Committee on Directors are non-employee directors.

Finance Committee

   The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company's finance, treasury and related functions. The Finance Committee met six times during 1999. With the exception of Reuben Mark, all members of the Finance Committee are non-employee directors.

Personnel and Organization Committee

   The P&O Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of executive officers and recommends to the Board the compensation of the Chief Executive Officer. It also administers the stock option plans of the Company, the Executive Incentive Compensation Plan and the Executive Severance Plan and oversees the Company's charitable giving and other social responsibility programs. The P&O Committee met seven times during 1999. All members of the P&O Committee are non-employee directors.

Compensation of Directors

   In 1999, each non-employee director (that is, all directors except Mr. Mark) received the following compensation:

     Annual Fee                  2,600 shares of Common Stock/1/
     Meeting Fees               $1,000 for each Board or committee meeting
                                attended
     Committee Chairperson Fees $3,000 for the chair of each committee
                                $1,500 for the deputy chair of each committee
     Stock Option Grant         Options to purchase 4,000 shares of Common
                                Stock
     Expenses and Benefits      Reimbursement of travel and related expenses
                                incurred in attending meetings
                                Life and travel/accident insurance
                                Matching Gifts Program to schools and other
                                qualified organizations

   Mr. Mark does not receive any compensation or fees for serving on the Board of Directors or any Board committee.
--------
/1/The Director Pension Plan was terminated on December 31, 1996. An annual grant of 500 shares of Common Stock under the Stock Plan for Non-Employee Directors, effective as of January 1, 1997, replaced the benefits of the Director Pension Plan. Directors who were then within five years of the mandatory retirement age were eligible to elect to remain in the Director Pension Plan. Mr. Kendall made this election and, as a result, in 1999 he received 2,100 shares of Common Stock rather than 2,600 shares of Common Stock.

Deferral of Fees

   Pursuant to the Stock Plan for Non-Employee Directors (the "Stock Plan"), directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, which is adjusted to reflect changes in the market price of the Common Stock and dividends paid. The directors also may elect to receive cash in lieu of up to 25% of the shares of Common Stock granted and not deferred under the Stock Plan solely for the purpose of satisfying related tax obligations.

   Directors may also elect to defer all or a part of their cash compensation for committee chairperson and attendance fees under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the Stock Plan, deferred fees are credited to a stock unit account, which is adjusted to reflect changes in the market price of the Common Stock and dividends paid. Distributions are made in shares of Common Stock after the retirement or resignation of the director. Distributions are made in annual installments or by lump sum.

   The table included in "Stock Ownership of Directors and Executive Officers" on page 10 includes information concerning directors who have elected to defer their fees.

Election to Purchase Stock

   Directors may elect to purchase Common Stock with all or a portion of their cash compensation for committee chairperson and attendance fees. Shares of Common Stock that represent committee chairperson fees are purchased at the beginning of the year, and shares that represent attendance fees are purchased after the end of the year. In both cases, directors purchase shares on the third business day following the Company's annual public earnings release. During 1999, Ellen M. Hancock purchased 422 shares of Common Stock, and David
W. Johnson purchased 446 shares of Common Stock using this procedure.

STOCK OWNERSHIP

   At the close of business on March 10, 2000, there were 577,531,964 shares of Common Stock, 113,910 shares of $4.25 Preferred Stock and 5,397,907 shares of Series B Convertible Preference Stock outstanding and entitled to vote.

Stock Ownership of Directors and Executive Officers

   The following table shows the beneficial ownership of Common Stock and Series B Convertible Preference Stock of each director, each of the Named Officers appearing in the Summary Compensation Table on page 14 and the directors and executive officers (including the Named Officers) as a group. No director or executive officer owns any $4.25 Preferred Stock.

   "Beneficial ownership" as used above means more than "ownership" as that term is commonly used. For example, you "beneficially" own Colgate stock if you hold it directly or if you have (or share) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee or a contract or understanding). Beneficial ownership also includes shares you have the right to acquire within 60 days, for example, through the exercise of a stock option.


                                      Common Stock
                          ---------------------------------       Series B Convertible
                                  Amount and Nature of                 Preference
                              Beneficial Ownership/1/,/2/              Stock (ESOP)
                          ----------------------------------------------------------------
        Name of           Directly  Exercisable     Common        Amount and Nature of
    Beneficial Owner      Owned/3/  Options/4/  Stock Units/5/ Beneficial Ownership/2/,/6/
------------------------------------------------------------------------------------------
Reuben Mark               4,142,782  7,120,000        --                  4,250
------------------------------------------------------------------------------------------
William S. Shanahan         732,328    885,029        --                  2,829
------------------------------------------------------------------------------------------
Lois D. Juliber             289,240    426,434        --                  1,272
------------------------------------------------------------------------------------------
David A. Metzler            496,563      --           --                  2,730
------------------------------------------------------------------------------------------
Stephen C. Patrick           63,444    261,777        --                  1,386
------------------------------------------------------------------------------------------
Jill K. Conway               29,769     10,653      10,892                  --
------------------------------------------------------------------------------------------
Ronald E. Ferguson/7/        52,645     10,777      26,760                  --
------------------------------------------------------------------------------------------
Ellen M. Hancock/8/          25,186     15,735      11,355                  --
------------------------------------------------------------------------------------------
David W. Johnson             27,990     19,999       6,218                  --
------------------------------------------------------------------------------------------
John P. Kendall/9/          652,398     19,999      21,129                  --
------------------------------------------------------------------------------------------
Richard J. Kogan             15,312     11,999        --                    --
------------------------------------------------------------------------------------------
Howard B. Wentz, Jr./10/     60,860     11,491      16,313                  --
------------------------------------------------------------------------------------------
All directors and
executive officers
as a group (25 persons)   8,580,679 10,523,310      92,667               35,660
------------------------------------------------------------------------------------------



/1/Information about Common Stock holdings is as of March 10, 2000, except for shares held in the Savings and Investment Plan, which are shown as of March 7, 2000. Unless stated otherwise in these footnotes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
/2/Each person named in the table owns less than 1% of the outstanding Common
   Stock and Series B Convertible Preference Stock, except for Mr. Mark, who owns 1.93% of the outstanding Common Stock. The directors and executive officers as a group own 3.25% of the outstanding Common Stock and less than 1% of the outstanding Series B Convertible Preference Stock.

                                         (Footnotes continue on following page.)

/3/This column includes shares of restricted stock that were outstanding as of
   December 31, 1999 and that vested on March 1, 2000.
/4/As of March 10, 2000, the record date for the Annual Meeting, a total of 38,354,316 options were outstanding under the Company's stock option plans and 31,115,137 shares were available for future grants.
/5/Includes Common Stock units credited to one or more of the following accounts: (i) a deferred account under the Stock Plan for Non-Employee Directors; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; or (iii) an account representing the accrued value under the Director Pension Plan that was terminated as of December 31, 1996. In each case, the holder of Common Stock units has no voting or investment power over such units.
/6/Information about holdings of Series B Convertible Preference Stock is as of March 7, 2000. The Company issues Series B Convertible Preference Stock to a trustee acting on behalf of the Company's Savings and Investment Plan. Employees who participate in this plan, including the Named Officers appearing in the table above, have sole voting power over such shares, subject to the right of the plan trustee to vote shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant's election in accordance with the terms of the plan.
/7/In the ordinary course of business, General Re Corporation, its subsidiaries and its parent company, Berkshire Hathaway, Inc., make portfolio investments and may from time to time hold securities of the Company. Mr. Ferguson, Chairman and Chief Executive Officer of General Re Corporation, disclaims any beneficial ownership of these securities.
/8/Mrs. Hancock's holdings include 800 shares of Common Stock owned jointly with her spouse.
/9/Mr. Kendall's holdings do not include 10,000 shares of Common Stock held by his spouse, as to which he disclaims beneficial ownership.
/10/Mr. Wentz's holdings do not include 1,200 shares of Common Stock held by his spouse, as to which he disclaims beneficial ownership.

Compliance with Section 16(a) Beneficial Ownership Reporting

   The Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the Securities and Exchange Commission and The New York Stock Exchange regarding their ownership of the Company's stock and any changes in such ownership. Based on our review of copies of these reports and certifications given to us, we believe that the Company's executive officers and directors complied with their filing requirements for 1999.

STOCK PRICE PERFORMANCE GRAPHS

   The graphs shown on the following page compare cumulative total stockholder returns on the Common Stock against the S&P Composite-500 Stock Index and a peer company index for a ten-year period and a five-year period each ending December 31, 1999.

                    TEN YEAR STOCK PRICE PERFORMANCE GRAPH
                                    [GRAPH]

                         1989 1990 1991 1992 1993 1994 1995 1996 1997 1998  1999
Colgate-Palmolive         100  120  163  190  217  227  258  347  562  720  1020
          S&P 500         100   97  126  136  150  152  209  257  342  440   533
       Peer Group         100  119  147  158  170  192  254  340  482  570   541

                    FIVE YEAR STOCK PRICE PERFORMANCE GRAPH
                                    [GRAPH]

                          1994      1995      1996      1997      1998      1999
Colgate-Palmolive          100       114       153       248       317       450
          S&P 500          100       138       169       226       290       351
       Peer Group          100       132       177       251       297       282

   The 1999 return for the Common Stock shown on these graphs is based on a closing price per share on December 31, 1999 of $65.00.

   The companies included in the peer company index compete with the Company in one or more of its primary businesses. The companies are as follows: Avon Products, Inc., Clorox Company, Gillette Company, Ralston Purina Company (Pet Foods Division), The Procter & Gamble Company and Unilever (N.V. and PLC). These are the same companies that were included in last year's Proxy Statement, except for Dow Chemical Company, which was removed from the peer company index following its divestment of Dow Brands, the line of business that competed with the Company. The Comparison Group discussed in the P&O Committee Report, which appears later in this Proxy Statement, includes other industrial companies and consumer products companies for reasons discussed in the report.

EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table shows the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Officers") for 1999, 1998 and 1997.

                                                                       Long Term Compensation
                                                                 ---------------------------------
                            Annual Compensation                         Awards             Payouts
-----------------------------------------------------------------------------------------------------------------
          (a)             (b)    (c)        (d)          (e)         (f)        (g)           (h)         (i)
-----------------------------------------------------------------------------------------------------------------
                                                       Other     Restricted Securities                   All
                                                       Annual      Stock    Underlying                  Other
       Name and                                       Compen-      Awards    Options         LTIP      Compen-
  Principal Position     Year Salary($) Bonus($)/1/ sation($)/2/   ($)/3/       (#)/4/    Payouts($) sation($)/5/
-----------------------------------------------------------------------------------------------------------------
Reuben Mark              1999 1,266,250  2,934,144       --      5,542,768       --           --       308,195
Chairman of the          1998 1,200,250  2,256,084       --      6,999,503    307,010         --       178,466
Board and Chief          1997 1,122,500  2,724,055       --      3,379,485  5,200,000/6/      --       141,305
Executive Officer
-----------------------------------------------------------------------------------------------------------------
William S. Shanahan      1999   900,417  1,631,056       --        925,672    911,694         --       246,394
President and Chief      1998   840,000  1,414,229       --      1,016,532  1,530,762         --       142,212
Operating Officer        1997   756,167  1,503,000       --      1,233,085    502,958         --       116,472
-----------------------------------------------------------------------------------------------------------------
Lois D. Juliber          1999   541,250    757,214       --        434,016    224,455         --       182,505
Executive Vice           1998   500,000    676,454       --        441,694    151,814         --        76,655
President, Chief of      1997   450,000    607,500       --        804,051    215,462         --        33,936
Operations, Developed
Markets
-----------------------------------------------------------------------------------------------------------------
David A. Metzler         1999   527,500    664,795       --        434,016    354,894         --       209,325
Executive Vice           1998   500,000    632,229       --        441,694    350,894         --        95,355
President, Chief of      1997   450,000    607,500       --        804,051    182,428         --        73,091
Operations, High Growth
Markets
-----------------------------------------------------------------------------------------------------------------
Stephen C. Patrick       1999   436,750    550,297       --        325,028     74,269         --       176,889
Chief Financial Officer  1998   397,500    518,842       --        796,828    130,418         --        63,705
                         1997   332,000    504,563       --        206,996     72,860         --        27,087


/1/Amounts include bonuses earned for the years indicated, paid on or before
   March 15 of the following year, consistent with past practice.
/2/None of the Named Officers received perquisites or other personal benefits in an amount large enough to require reporting in this column, nor did any of them receive any other compensation required to be reported in this column.
/3/The Company's practice is to make restricted stock awards earned in a particular year on or before March 15 of the following year. In the table, we show restricted stock awards granted for the current bonus year, even though they may have been earned over a multi-year performance period. Restricted stock awards vest over a minimum period of three years. Dividend equivalents accrue on the restricted stock during the vesting period. As of December 31, 1999, the Named Officers as a group held an aggregate of 522,433 shares of restricted stock, with a value of $33,958,145 based on the closing market price of the Common Stock on December 31, 1999. As

                                         (Footnotes continue on following page.)

 of March 10, 2000, the record date for the Annual Meeting, all employees as a group, including the Named Officers, held an aggregate of 1,926,235 shares of restricted stock.

 The number and value of the shares of restricted stock held by the Named Officers at December 31, 1999, are as follows:

  Named Officer                                           # of Shares  $ Value
  -------------                                           ----------- ----------
  Reuben Mark............................................   329,585   21,423,025
  William S. Shanahan....................................    77,161    5,015,465
  Lois D. Juliber........................................    43,838    2,849,470
  David A. Metzler.......................................    43,838    2,849,470
  Stephen C. Patrick.....................................    28,011    1,820,715

/4/Amounts include options granted pursuant to the Accelerated Ownership Feature of the 1997 Stock Option Plan. This feature promotes increased employee share ownership by encouraging the early exercise of options and the retention of shares. Under this feature, if an employee surrenders shares he or she already owns to pay the exercise price of a stock option or the related tax withholding, he or she receives a new option for the same number of shares surrendered. The exercise price of the new option is set at the then-current market price, and the new option has the same expiration date as the original option. Because the new, or reload, option is for the same number of shares as those surrendered, the Accelerated Ownership Feature does not increase the total number of shares and options held by an employee prior to the original option exercise. The shares received upon exercise of the original stock option in excess of the number of shares surrendered to pay the exercise price may not be sold for two years.

   The number of reload options included in the amounts shown in column (g) for 1999, 1998 and 1997, respectively, are as follows:

  Named Officer                                         1999     1998     1997
  -------------                                        ------- --------- -------
  Reuben Mark.........................................   --      307,010   --
  William S. Shanahan................................. 651,694 1,170,762 338,958
  Lois D. Juliber..................................... 134,455    51,814  51,462
  David A. Metzler.................................... 274,894   250,894  18,428
  Stephen C. Patrick..................................  23,769    28,418   8,860

 See also 1999 Individual Grants table on page 17.
                                         (Footnotes continue on following page.)

/5/With the exception of the Supplemental Savings & Investment Plan Company
   Match and the Bonus Savings Account, amounts shown in All Other Compensation, column (i), are paid pursuant to programs available to all employees. The dollar amount paid under each such program to the Named Officers in 1999 is as follows:

                                                        Supplemental Value of
                           Savings &                     Savings &   Company-
                           Investment                    Investment    Paid
                              Plan     Retiree  Success     Plan       Life     Bonus
                            Company   Insurance Sharing   Company    Insurance Savings
  Named Officer              Match     Account  Account    Match     Premiums  Account
  -------------            ---------- --------- ------- ------------ --------- -------
  Reuben Mark.............   6,720     14,434    3,125    154,805     14,820   114,831
  William S. Shanahan.....   6,720     14,434    3,125     91,534     15,750   114,831
  Lois D. Juliber.........   6,720      8,019    3,125     38,894      5,922   119,825
  David A. Metzler........   6,720     14,434    3,125     38,610     15,750   130,686
  Stephen C. Patrick......   6,720     11,227    3,125     30,678      7,811   117,328

   The amounts shown as Savings & Investment Plan Company Match, Retiree Insurance Account, Success Sharing Account and Bonus Savings Account represent the value (at the time of allocation) of shares of Series B Convertible Preference Stock allocated to the Named Officers' accounts under the Savings and Investment Plan. Premium payments for life insurance were not made pursuant to split-dollar life insurance arrangements.

/6/Mr. Mark's 1997 stock option grant was a multi-year grant intended to cover the seven years from 1997 to 2003. Thus Mr. Mark did not receive any options in 1998, other than reload options, or 1999. The exercise prices of the 1997 options were set at premiums ranging from 10% to 70% over the market price of the Common Stock at the date of grant. In addition, the options were made subject to early expiration if the price of the Common Stock did not exceed certain market levels.

Stock Options

   The following table shows information about stock options granted to the Named Officers in 1999. The table includes both new options granted in 1999 and reload options granted under the Accelerated Ownership Feature of the Company's 1997 Stock Option Plan described on page 15 in footnote 4. The Accelerated Ownership Feature does not increase the total number of shares and options held by an employee. The Company did not grant any stock appreciation rights during 1999.

                             1999 Individual Grants

         (a)              (b)        (c)         (d)        (e)        (f)
------------------------------------------------------------------------------
                                 % of Total
                      Number of   Options
                      Securities Granted to
                      Underlying Employees  Exercise or            Grant Date
                       Options   in Fiscal      Base       Exp.     Present
  Executive Officer    Granted      Year    Price ($/SH)   Date   Value ($)/2/
------------------------------------------------------------------------------
Reuben Mark               --         --          --         --         --
------------------------------------------------------------------------------
William S. Shanahan
 1999 Grant/1/         260,000      2.28%     55.6563    09/09/09  2,699,140
 5/99 Reload Options   651,694      5.71%     48.9688         /3/  3,876,928
                       -------      ----                           ---------
 TOTAL                 911,694      7.99%                          6,576,068
------------------------------------------------------------------------------
Lois D. Juliber
 1999 Grant/1/          90,000      0.79%     55.6563    09/09/09    934,317
 10/99 Reload Options   78,377      0.69%     59.9688         /4/    571,008
 7/99 Reload Options    56,078      0.49%     49.4375         /5/    336,804
                       -------      ----                           ---------
 TOTAL                 224,455      1.97%                          1,842,129
------------------------------------------------------------------------------
David A. Metzler
 1999 Grant/1/          80,000      0.70%     55.6563    09/09/09    830,506
 2/99 Reload Options   274,894      2.41%     43.5313         /6/  1,453,749
                       -------      ----                           ---------
 TOTAL                 354,894      3.11%                          2,284,255
------------------------------------------------------------------------------
Stephen C. Patrick
 1999 Grant/1/          50,500      0.44%     55.6563    09/09/09    524,257
 11/99 Reload Options    9,584      0.08%     58.0000         /7/     67,531
 7/99 Reload Options    14,185      0.12%     49.3125         /8/     84,980
                       -------      ----                           ---------
 TOTAL                  74,269      0.64%                            676,768
------------------------------------------------------------------------------

                                              (Footnotes on the following page.)

--------
/1/The 1999 option grants (other than reload options granted pursuant to the Accelerated Ownership Feature) become exercisable in increments of one-third annually commencing on the first anniversary date of the option grant and become fully exercisable on the third anniversary date of the grant.

/2/Amounts shown are estimates of the value of the options calculated using a Black-Scholes-based option valuation model. The material assumptions and adjustments incorporated into the model include the exercise price of the option, the option term until exercise (ranging from two to four years), an interest rate factor based on the U.S. Treasury rate over the option term (ranging from 5.1% to 5.5%), a volatility factor based on the standard deviation of the price of the Common Stock (ranging from 24% to 29%) and a dividend rate based on the annualized dividend rate per share of Common Stock. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the price of the option on the date of exercise. Management believes that the Black-Scholes model was not developed for the purpose of valuing employee stock options, particularly those having rights such as the Accelerated Ownership Feature. There can be no assurance that this Black-Scholes-based model will approximate the value the executive will actually realize.

/3/Includes the following options received pursuant to the Accelerated Ownership
   Feature: 87,224 expiring on 09/12/00; 76,572 expiring on 10/10/01; 87,788 expiring on 09/03/02; 84,574 expiring on 09/01/03; 85,486 expiring on 09/07/04; 90,026 expiring on 09/06/05; 69,876 expiring on 09/05/06; 41,064 expiring on 09/11/07; and 29,084 expiring on 03/05/08.

/4/Includes the following options received pursuant to the Accelerated Ownership
   Feature: 10,789 expiring on 09/03/02; 1,352 expiring on 11/05/02; 11,714 expiring on 09/01/03; 12,899 expiring on 09/07/04; and 41,623 expiring on 09/06/05.

/5/Includes the following options received pursuant to the Accelerated Ownership
   Feature: 7,766 expiring on 09/12/00; 9,566 expiring on 10/10/01; 23,284 expiring on 09/03/02; 2,917 expiring on 11/05/02; and 12,545 expiring on 09/01/03.

/6/Includes the following options received pursuant to the Accelerated Ownership
   Feature: 31,536 expiring on 09/12/00; 26,854 expiring on 10/10/01; 36,494 expiring on 09/03/02; 35,370 expiring on 09/01/03; 42,914 expiring on 09/07/04; 44,784 expiring on 09/06/05; 34,278 expiring on 09/05/06; and
   22,664 expiring on 09/11/07.

/7/Includes 9,584 options received pursuant to the Accelerated Ownership Feature expiring on 09/01/03.

/8/Includes the following options received pursuant to the Accelerated Ownership
   Feature: 8,999 expiring on 09/03/02; and 5,186 expiring on 09/01/03.

   The following table contains information about the Named Officers' exercises of stock options during 1999 and the number and value of any unexercised stock options they held as of December 31, 1999.

                   1999 Option Exercises And Year-End Values

--------------------------------------------------------------------------------
        (a)              (b)          (c)           (d)           (e)
---------------------------------------------------------------------------
                                                 Number of
                                                Securities      Value of
                                                Underlying    Unexercised
                                                Unexercised   In-The-Money
                                                Options at   Options at FY-
                        Shares                  FY-End (#)       End ($)
                     Acquired on     Value     Exercisable/   Exercisable/
 Executive Officer   Exercise (#) Realized ($) Unexercisable Unexercisable
---------------------------------------------------------------------------
Reuben Mark           2,191,616    75,574,547   7,120,000/    237,698,988/
                                                 2,080,000      32,218,784
---------------------------------------------------------------------------
William S. Shanahan     823,760     5,515,499     851,696/     17,633,256/
                                                   554,668      11,402,118
---------------------------------------------------------------------------
Lois D. Juliber         262,554     9,792,512     291,979/     10,385,422/
                                                   399,122       8,130,915
---------------------------------------------------------------------------
David A. Metzler        345,988     2,950,479     362,895/      9,085,330/
                                                   254,667       6,022,938
---------------------------------------------------------------------------
Stephen C. Patrick       52,836     1,918,119     238,008/      9,620,545/
                                                   173,603       3,612,158

   The Board of Directors has approved repurchases of Common Stock by the Company, at its discretion, from officers and directors of the Company, primarily as a vehicle for satisfying their tax obligations related to stock option exercises. Since March 1999, the Company has purchased Common Stock from the Named Officers and 12 other officers of the Company pursuant to such authorization. In most cases, these purchases were made for tax payment purposes in connection with stock option exercises under the Accelerated Ownership Feature, the use of which by an officer or director results in an increase in his or her share ownership. The Stock Repurchase Subcommittee of the P&O Committee, comprised of two non-employee directors (Jill K. Conway and David W. Johnson, the Chair and Deputy Chair of the P&O Committee), approves all such purchases.

Retirement Plan

   Eligible employees receive retirement benefits under the Colgate-Palmolive Company Employees' Retirement Income Plan (the "Retirement Plan"). Under this plan, benefits are determined in accordance with one of two formulas: (i) the "final average earnings" formula, the original formula under the plan; or (ii) the Colgate Personal Retirement Account ("PRA") formula, which was added to the Retirement Plan on July 1, 1989.

   All salaried employees of the Company employed at June 30, 1989 were offered a one-time election to maintain the Retirement Plan's benefit under the "final average earnings" formula by making monthly contributions of 2% of recognized earnings (described below in Table A, footnote 1) up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election are entitled at retirement to receive the greater of the benefit under the "final average earnings" benefit formula or the benefit under the PRA formula. Employees who did not make this election are entitled at retirement to receive the benefit under the PRA formula. All of the Named Officers made this one-time election in 1989.

   The tables below show the estimated annual retirement benefit payable using these two formulas. Both tables include payments under the Supplemental Employees' Retirement Plan in excess of limitations under the Internal Revenue Code of 1986, as amended. Benefits payable under the Supplemental Employees' Retirement Plan are subject to a maximum of 70% of the sum of an individual's base salary at retirement and bonus for the calendar year immediately preceding retirement, less benefits payable under the basic Retirement Plan. Benefits are subject to an offset for Social Security and certain other benefits.

 Final Average Earnings Formula

   Table A shows the estimated maximum annual retirement benefit payable to employees (including the Named Officers) retiring in 2000 under the "final average earnings" formula of the Retirement Plan. Benefits under this formula are computed by multiplying "final average earnings" by the product of years of service and 1.8%.

                                    TABLE A
                                (Expressed in $)

                                   Years of Service/2/
                 -------------------------------------------------------
Remuneration/1/    15      20       25        30        35        40
------------------------------------------------------------------------
     500,000     135,000 180,000   225,000   270,000   315,000   360,000
------------------------------------------------------------------------
     750,000     202,500 270,000   337,500   405,000   472,500   540,000
------------------------------------------------------------------------
   1,250,000     337,500 450,000   562,500   675,000   787,500   900,000
------------------------------------------------------------------------
   1,750,000     472,500 630,000   787,500   945,000 1,102,500 1,260,000
------------------------------------------------------------------------
   2,250,000     607,500 810,000 1,012,500 1,215,000 1,417,500 1,620,000
------------------------------------------------------------------------
   2,750,000     742,500 990,000 1,237,500 1,485,000 1,732,500 1,980,000

/1/Remuneration equals "final average earnings," which is the average of an individual's highest "recognized earnings" for any three consecutive years during the ten years immediately preceding retirement. For the Named Officers, "recognized earnings" is the sum of (i) the higher of the salary earned during 1999 (column (c) in the Summary Compensation Table on page 14) or the salary as of January 1, 2000 and (ii) the bonus paid during 1999 (column (d) in the Summary Compensation Table on page 14).

/2/The years of service credited under the Retirement Plan as of January 1, 2000 for the Named Officers are: Mr. Mark--36 years 7 months; Mr. Shanahan--34 years 5 months; Ms. Juliber--11 years 5 months; Mr. Metzler--34 years 11 months; Mr. Patrick--17 years 2 months.

 PRA Formula

   Table B shows the estimated annual retirement benefit payable under the PRA formula for each of the Named Officers based on 2000 recognized earnings. These estimates assume no future increases in such earnings and an annuity rate of 9%.

                                    TABLE B

                              Year    Amount of
                            Reaching    Level
       Named Officer         Age 65  Annuity ($)
      ------------------------------------------
       Reuben Mark            2004    1,364,587
      ------------------------------------------
       William S. Shanahan    2005      836,158
      ------------------------------------------
       Lois D. Juliber        2014      431,373
      ------------------------------------------
       David A. Metzler       2007      552,558
      ------------------------------------------
       Stephen C. Patrick     2014      470,310


   Benefits under the PRA formula are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the "final average earnings" formula or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee's account had the PRA always been in effect. Thereafter, monthly pay-based credits accumulate in the employee's account. These credits equal a percentage of the employee's monthly recognized earnings determined in accordance with the following formula:

                                                   Up to 1/4 of    Over 1/4 of
                                                 Social Security Social Security
                 Years of Service                   Wage Base       Wage Base
                 ----------------                --------------- ---------------
   0-9..........................................      2.50%            3.75%
   10-14........................................      3.00%            4.50%
   15-19........................................      4.00%            6.00%
   20-24........................................      5.35%            8.00%
   25 or more...................................      7.50%           11.25%

   The employee's account receives a monthly credit for interest at an annual rate of 2% over the current six-month Treasury bill rate, adjusted quarterly. The Company also establishes PRA accounts for all eligible employees hired on or after July 1, 1989, which receive monthly credits as described above.

Executive Severance Plan and Other Arrangements

   The Company has an Executive Severance Plan (the "Severance Plan"), which the Board of Directors adopted effective September 14, 1989, and last amended as of June 11, 1998. The Severance Plan, which is administered by the P&O Committee, is designed to provide participants with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected the Named Officers, among others, as participants. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change of control in its benefit plans.

 Severance Plan

   Under the Severance Plan, at any time within two years of a change of control of the Company (as defined in the Severance Plan), if a participant terminates employment due to an adverse change in the conditions of employment or the Company terminates the participant's employment, the participant is entitled to receive an amount equal to (i) between 12 and 36 months of compensation, plus (ii) a prorated cash bonus under the Executive Incentive Compensation Plan for the period prior to termination. This amount is paid in a lump sum, unless an outside accounting firm determines that a lump sum payment under the Severance Plan would subject the participant to tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In such event, the participant may elect to receive a reduced amount that results in net after-tax payments that are equal to or greater than the amount that would have been received following payment of the lump sum. No severance payments are required if a participant is terminated for cause, which is defined as serious willful misconduct likely to result in material economic damage to the Company. For purposes of (i) above, compensation means the participant's base salary as of the termination date plus his or her highest bonus award under the Executive Incentive Compensation Plan within the last five years.

   In addition, whether or not a change of control has occurred, if the Company terminates the employment of a Severance Plan participant at its convenience, the Company must continue to pay the participant's base salary and certain benefits for a period ranging from nine to 36 months. The Company is not required to make these payments if it terminates the participant's employment for cause or if the participant voluntarily terminates his or her employment. The period during which the Company continues salary and benefits payments ends when the participant turns 65 or attains 85 years of combined age and service with the Company.

 Other Arrangements

   Other arrangements relating to a change of control in the Company's benefit plans are as follows. Under the Company's stock option plans, stock options held by employees that are not yet exercisable become exercisable upon a change of control. Under the Non-Employee Director Stock Option Plan, stock options held by non-employee directors that are not yet exercisable become exercisable upon a change in control. Alternatively, non-employee directors may surrender their options to the Company in exchange for a payment equal to the difference between the exercise price of the options and the Common Stock's current value. Restricted stock awards made under the current Executive Incentive Compensation Plan, which was approved by stockholders on May 5, 1999, vest as follows: (i) in the case of performance-based awards, upon a change of control; and (ii) in the case of all other awards, upon a termination of employment that occurs within two years of a change of control (as discussed above under "Severance Plan"). All restricted stock awards made prior to May 5, 1999 vest upon a change of control. With respect to the Supplemental Salaried Employees' Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under such plan if the Company refuses to pay these benefits after a change of control. Funding is to be made by payments to a trust, which currently is subject to the claims of the Company's creditors if the Company becomes insolvent.

Compensation Committee Interlocks and Insider Participation

   The members of the P&O Committee during 1999 were Mrs. Conway and Messrs. Ferguson, Johnson, Kendall and Lewis. None of these persons is an employee of the Company, and none has any direct or indirect material interest in or relationship with the Company or any of its subsidiaries.

None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors or the P&O Committee.

P&O Committee Report on Executive Compensation

Overview of Compensation Philosophy and Program

   The Company's executive compensation programs are designed to:

  . Support the Company's business goals of fostering profitable growth and increasing shareholder value.

  . Align the interests of executives and stockholders through the use of stock-based compensation plans.

  .  Attract, retain and motivate high-caliber executives.

  . Pay for performance by linking compensation to achievement of established goals and objectives.

  . Pay competitively with other leading consumer products and industrial companies.

   The P&O Committee, which is made up entirely of non-employee directors, oversees the Company's compensation practices. It reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer, subject to the approval of the other non-employee directors of the Board. In addition, the P&O Committee reviews and approves, and the Board ratifies, the compensation of the other executive officers of the Company.

   To help it in its role of overseeing compensation practices, the P&O Committee makes use of Company resources and also periodically retains the services of independent compensation consultants. Services rendered by independent consultants during the past several years include:

  . A 1996 review by Hewitt & Associates and Towers Perrin of the competitiveness of the Company's executive salary and bonus and long-term incentive programs, including the Chief Executive Officer's annual compensation.

  . A 1997 review by Towers Perrin of the long-term incentive compensation of the Chief Executive Officer.

   The Company also has designed its compensation programs to maximize the tax deductibility of compensation paid to executive officers to the extent possible consistent with the need to attract and retain high-caliber executives.

   The Company measures the competitiveness of its compensation programs against a comparison group of other leading companies, referred to in this report as the "Comparison Group". The Comparison Group consists primarily of consumer products companies but also includes other kinds of industrial companies to better represent the market for executive talent in which the Company competes. The P&O Committee reviews and approves the companies in the Comparison Group, which are selected and updated periodically by the Company's Human Resources department based on the recommendations of independent compensation consultants.

   The key components of compensation used by the Company are:

  .  Base salary

  . Performance-based incentives, including annual incentives, which are paid in the form of cash bonuses, and long-term incentives, which include stock options and restricted stock grants.

   This report discusses each of these components of compensation as applied to the executive officers generally and then concludes with a separate discussion of Mr. Mark's compensation in particular.

Base Salary

   The Company sets the midpoint of the salary range for executive officers at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. The direct manager of each officer recommends whether to grant the officer an annual salary increase based on the following factors:

  .  Individual performance

  .  Business unit performance, where applicable

  .  Assumption of new responsibilities

  .  The Company's overall annual salary budget guidelines

  . Other performance measures, such as improvements in customer service, faster product development, improvements in market share of Colgate brands, global expansion and productivity increases

  .  Competitive data from the Comparison Group

   In 1999, salaries for executive officers as a group were above the median of the Comparison Group for similar jobs.

Performance-Based Incentives

 Annual Cash Bonus

   Executive officers are eligible for cash bonuses under the Company's Executive Incentive Compensation Plan (the "EICP"). The guidelines for bonus awards to certain designated executives and other executive officers are as follows.

 Designated Executives

   The "Designated Executives" for EICP cash bonuses are the Chief Executive Officer, the four executive officers who report directly to him, the two Executive Vice Presidents/Chiefs of Operation and the Chief Technological Officer. Designated Executives' annual EICP cash bonuses are paid only if the Company attains one or more specific performance measures established by the P&O Committee no later than the 90th day of the applicable year. In 1999, the pre-established performance measure was an earnings-per-share goal. The EICP cash bonus for each Designated Executive is set by a formula that takes into account the extent to which the Company has achieved the earnings-per-share goal. Additionally, a supplemental award may be made if EPS growth performance, as compared to the EPS growth of the companies included in the peer company index (see page 13), meets certain requirements. The P&O Committee has discretion only to adjust awards downward.

   Each Designated Executive is assigned threshold, target and maximum bonus award opportunities for his or her EICP cash bonus. The targets are set generally at the median of the Comparison Group.

   In 1999, the Company exceeded its earnings-per-share goal and its EPS growth performance relative to the peer group companies qualified the Designated Executives for a supplemental award. EICP cash bonuses granted to the Designated Executives were limited to two times target plus the supplemental award.

 Other Executive Officers

   Bonuses for executive officers other than Designated Executives are determined by a formula that is based on:

  . The financial performance of the Company as a whole or the business unit to which an executive is assigned.

  .  The achievement of individual and team goals.

   Financial performance measures are based on the budgetary process. Adjustments are permitted to take account of unusual items beyond the control of the Company or business unit involved. For 1999, the Company-wide financial performance measure was an earnings-per-share goal, which applied to all executive officers with corporate-wide responsibilities. The business unit financial measures were sales and profit, which applied to all officers with specific business unit responsibilities.

   Executive officers other than the Designated Executives are also assigned threshold, target and maximum bonus award opportunities based on their grade levels. Target award opportunities are set generally at the median of the Comparison Group. If the Company or business unit exceeds its earnings-per-share or sales and profit goals, above-target bonuses may be granted. If the minimum financial goals are not met, bonuses, if any, may be below the target level.

   During 1999, the Company exceeded its earnings-per-share goal, and most business units exceeded their sales and profit goals. EICP cash bonuses for the executive officers were generally above target.

 Long-Term Performance-Based Incentives

   The Company uses two types of long-term performance-based incentives: stock options and restricted stock awards under the Long-Term Global Growth Program of the EICP. The purpose of these grants is to encourage the long-term growth and performance of the Company. In addition, from time to time, the Company grants stock options and restricted stock awards for special recognition and retention purposes. The Company does not take into account the amount or terms of existing stock holdings of executive officers in making decisions to award stock options or restricted stock.

 Stock Option Awards

   Stock option awards are granted under the 1997 Stock Option Plan. The number of stock options granted is based on factors similar to those used to determine salary and bonus, including a review of the practices of the Comparison Group. Since the Company and the P&O Committee view the granting of stock options as a way to obtain competitive compensation advantage, the Company's strategy is to set target award levels at the 75th percentile of the Comparison Group. Actual awards may vary from the target based on individual performance, business unit performance or the assumption of increased responsibilities.

   Generally, the Company grants stock options on an annual basis. If the Company performs poorly during a given year, however, the P&O Committee may decide not to grant stock options.

   The key terms of the stock options granted annually by the Company are:/2/

  . The exercise price of the options is equal to the market price of the Common Stock on the date of grant.

  .  The options have a ten-year term.

  .  The options vest in equal annual installments over three years.

   During 1999, stock option awards to executive officers as a group were consistent with the Comparison Group target award levels.

 Restricted Stock Awards

   Restricted stock awards are made under the Long-Term Global Growth Program of the EICP to Designated Executives and other executive officers. Generally, these awards vest three years from the date of the award and are forfeited if the recipient terminates his or her employment with the Company prior to the end of the three-year vesting period.

   Guidelines for restricted stock awards to certain Designated Executives and other executive officers are as follows.

 Designated Executives

   For purposes of the Long-Term Global Growth Program, the term "Designated Executives" includes Division Presidents as well as the executive officers listed as Designated Executives in the "Annual Cash Bonus" section above. Restricted stock awards for Designated Executives are granted based on whether the Company achieves targeted levels of growth in compounded annual net sales and earnings per share over a three-year measurement period.

   Each year a Designated Executive is assigned a threshold, target and maximum award opportunity that is realizable if the Company meets or exceeds the targeted net sales and earnings-per-share growth over the following three years. The target award opportunities are set in dollars as a percentage of salary, except for the Chief Executive Officer's target, which is expressed as a specific number of shares of Common Stock. Target awards range from approximately the median to the seventy-fifth percentile of the Comparison Group.
--------
/2/With respect to the Chief Executive Officer, see footnote 6 to the Summary
   Compensation Table on page 16.

   At the end of the measurement period, if the performance targets are met, awards are made in the form of restricted stock based on the fair market value of the Common Stock on the date the award is made. As noted, these awards generally vest after three years and are conditioned on the employee's continued employment by the Company. Grants of awards are subject to the discretion of the P&O Committee.

   Designated Executives received restricted stock awards under the Long-Term Global Growth Program for 1999 based on sales and earnings-per-share growth over the 1997 through 1999 measurement period, which exceeded the applicable goals. These awards were above target.

 Other Executive Officers

   Restricted stock awards are granted to other executive officers under the Long-Term Global Growth Program in accordance with the procedures for the Designated Executives described above, except that supplemental measures relating to the Company's business fundamentals may be taken into account from time to time. These performance measures may be adjusted for unusual items beyond the control of the Company or business unit involved.

   The P&O Committee granted restricted stock awards to executive officers other than the Designated Executives under the Long-Term Global Growth Program for 1999 based on sales and earnings-per-share growth over the 1997 through 1999 measurement period, which exceeded the applicable goals. These awards were above target.

Recognition and Retention Awards

   The P&O Committee has the authority under the EICP to make separate non-performance based awards of cash, common stock, restricted stock or a combination thereof. These awards are not deductible to the extent that they exceed the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code. In 1999, the P&O Committee granted discretionary restricted stock awards to certain Designated Executives and executive officers to help ensure the retention of these executives.

1999 Chief Executive Officer Compensation

   The P&O Committee reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer of the Company, subject to the approval of the directors of the Company other than Mr. Mark, all of whom are non-employee directors.

 Salary

   As discussed in the "Base Salary" section above, the midpoint of the salary range for executive officers is set at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. In setting Mr. Mark's base salary for 1999, the P&O Committee considered the following key factors: the Company's pre-established guidelines for determining salary increases, the Company's success in exceeding its sales and profit goals in 1998 and Mr. Mark's individual performance and contributions to the continuing success and increased value of the Company. During 1999, the P&O Committee increased Mr. Mark's annual salary by 5.5%. Mr. Mark's salary is at approximately the fiftieth percentile of the Comparison Group.

 Annual Cash Bonus

   As discussed above in the "Performance-Based Incentives--Annual Cash Bonus" section, the Chief Executive Officer's annual EICP cash bonus, like that of the other Designated Executives, is payable based upon the successful attainment of specific performance measures established in advance by the P&O Committee, subject to the P&O Committee's discretion to adjust the award downward. During 1999, the pre-established performance measure was an earnings-per-share goal. Mr. Mark was awarded a formula-driven EICP cash bonus award of $2,934,144, a 30% increase from the prior year, which in turn was a 17.2% reduction from his 1997 award. Total cash awards for the Chief Executive Officer and all executive officers as a group exceeded median bonus levels of the Comparison Group.

 Restricted Stock Award

   Mr. Mark is also eligible for restricted stock awards under the Company's Long-Term Global Growth Program described above. Mr. Mark's target award opportunity under this program is established in shares of Common Stock rather than cash. For the measurement period 1997 through 1999, it was 97,200 shares. As discussed above, the P&O Committee granted restricted stock awards to Designated Executives and executive officers under the Long-Term Global Growth Program for 1999 based on sales and earnings-per-share growth over the 1997 through 1999 measurement period. Mr. Mark was granted 125,972 shares of restricted stock for the 1997 through 1999 measurement period. The Chief Executive Officer and all executive officers as a group received an award above target based on a pre-established formula relating sales and earnings-per-share growth to target.

 Stock Options

   Mr. Mark did not receive a stock option grant in 1999.

Conclusion

   In summary, the P&O Committee believes that executive performance significantly influences Company performance. Therefore the P&O Committee's approach to executive compensation is guided by the principle that executives should have the potential for increased earnings when performance objectives are exceeded, provided that there is appropriate downside risk if performance targets are not met.

   The foregoing report has been furnished by Mrs. Conway (Chair) and Messrs. Ferguson, Johnson and Kendall.

PROPOSALS REQUIRING YOUR VOTE

   The following two proposals will be presented at the meeting for your vote. Space is provided in the accompanying proxy card to approve, disapprove or abstain from voting on each of the proposals.

Proposal 1: Election of Directors

   The Board has nominated eight people for election as directors at the Annual Meeting. All of the nominees are currently serving as directors of the Company and were elected at the 1999 Annual Meeting. If you re-elect them, they will hold office until the next Annual Meeting or until their successors have been elected and qualified.

   The nominees are Jill K. Conway, Ronald E. Ferguson, Ellen M. Hancock, David W. Johnson, John P. Kendall, Richard J. Kogan, Reuben Mark and Howard B. Wentz, Jr. Biographical information regarding the nominees appears on pages 4-6 of this Proxy Statement.

   The Board of Directors recommends a vote FOR the nominees for director listed above.

Proposal 2: Ratification of Selection of Auditors

   We are asking you to ratify the Board's selection of Arthur Andersen LLP as our independent auditors for 2000. The Audit Committee recommended the selection of Arthur Andersen to the Board. Arthur Andersen has audited the accounts of the Company since its incorporation. The Board considers it desirable to continue the services of Arthur Andersen.

   Representatives of Arthur Andersen are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to questions. If the stockholders should fail to ratify the selection of auditors, the Board of Directors will designate auditors.

   The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as auditors.

OTHER INFORMATION

Future Stockholder Proposals

   Under the rules of the Securities and Exchange Commission, if you wish us to include a proposal in the proxy statement for next year's Annual Meeting of Stockholders, we must receive it no later than November 27, 2000.

   Under the Company's By-Laws, if you wish to submit a proposal for consideration at next year's Annual Meeting, the Secretary of the Company must receive your proposal at least 60 days but not more than 90 days prior to the date of the meeting. Generally, the Company holds its Annual Meeting of Stockholders during the first or second week of May. Your proposal also must comply with certain information requirements set forth in the Company's By-Laws. You may obtain a copy of our By-Laws from the Secretary. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. The deadline for receiving proposals for consideration at this year's Annual Meeting was March 10, 2000.

Nominations for Director

   The Committee on Directors will consider nominees recommended by stockholders for election as directors. Nominations by stockholders must be in writing and made in accordance with the information and timely notice requirements of the Company's By-Laws. The deadlines for nominations for this year's and next year's Annual Meetings are described above under "Future Stockholder Proposals".

Cost and Methods of Soliciting Proxies

   We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone or facsimile. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. We will pay a fee of approximately $22,000 to D.F. King & Co. plus expenses for these services.

Other Business

   As of the date of this Proxy Statement's printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting, the directors designated in the enclosed proxy have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary

                                                                     APPENDIX A

                           Colgate-Palmolive Company
                            Audit Committee Charter

   There shall be an Audit Committee (the Committee), consisting of at least three outside Directors. Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange.

General Responsibilities

   In carrying out its responsibilities, the Committee will:

  1. Maintain open communications with the internal auditors, the independent accountants, management and the Board of Directors.

  2. Report Committee actions to the full Board of Directors and make appropriate recommendations.

  3. In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants or other experts to assist in the conduct of any such investigations.

  4. Meet at least three times each year, or more frequently as circumstances require. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee should develop in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

  5. Prepare all reports, including the report required by the Securities and Exchange Commission to be included in the Company's annual Proxy Statement and take any other actions required of the Committee by law, applicable regulations, or as requested by the Board of Directors.

  6. Meet with the Director of Internal Audit, the Company's independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

  7. Review and reassess the adequacy of the Committee's Charter annually.

  8. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the Director of Internal Audit or the independent accountants.

  9. Review periodically with the general counsel any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

  10. Review with management the activities of the Global Business Practices function, including its monitoring of compliance with the Company's Code of Conduct.

  11. Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

  1. Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee will also review and approve fees paid to the independent accountants and review and approve dismissal of the independent accountants.

  2. Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

  3. Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

  4. Ensure the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants; and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

   The Committee will:

  1. Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

  2. Review with management significant risks and exposures identified by management and management's steps to minimize them.

  3. Review the scope of the internal and external audits with the Director of Internal Audit and the independent accountants.

  4. Review with management, the independent accountants and the Director of Internal Audit:

    a. The Company's internal controls, including computerized information system controls and security.

    b. Any significant findings and recommendations made by the independent accountants or internal audit.

  5. After the completion of the annual audit examination, review with management and the independent accountants:

    a. The Company's annual financial statements and related footnotes.

    b. The independent accountants audit of and report on the financial statements.

    c. The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

    d. Any significant difficulties or disputes with management encountered during the course of the audit.

    e. Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (GAAS) require the auditors to discuss with the Committee.

  6. Review with management and the Director of Internal Audit:

    a. Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

    b. Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

    c. The internal audit department's budget and staffing.

[LOGO OF COLGATE-PALMOLIVE COMPANY]


                            NOTICE OF ANNUAL MEETING
                      OF STOCKHOLDERS AND PROXY STATEMENT

   Printed on Recycled Paper
[LOGO OF RECYCLED PAPER]

                           COLGATE-PALMOLIVE COMPANY
                      300 PARK AVENUE, NEW YORK, NY 10022
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING ON MAY 9, 2000

          The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ,
 P JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the
 R annual meeting of stockholders of the Company to be held in New York, New York on May 9, 2000 or at any adjournments thereof. Action
 O hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that
 X        one.

 Y YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                     (Continued and to be signed on other side.)

--------------------------------------------------------------------------------
                            [] FOLD AND DETACH HERE []

X  PLEASE MARK YOUR                                                        0124
   VOTES AS IN THIS
   EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the board's recommendations. The Board of Directors recommends a vote FOR items 1 and 2.

                FOR  WITHHELD                                                                        FOR  AGAINST  ABSTAIN
1. Election of  [ ]    [ ]    Election of Directors, Nominees:          2. Ratify selection of       [ ]    [ ]      [ ]
   Directors.                 J.K. Conway, R.E. Ferguson,                  Arthur Andersen LLP
                              E.M. Hancock, D.W. Johnson,                  as Auditors.
                              J.P. Kendall, R.J. Kogan, R. Mark,
                              H.B. Wentz, Jr.

For, except vote withheld from the following nominee(s):


---------------------------------------------------




                                In  its  discretion,   the  Proxy  Committee  is
                                authorized to vote upon such other business as may properly come before the meeting.

                                NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                ------------------------------------------------

                                ------------------------------------------------
                                 SIGNATURE(S)                            DATE

--------------------------------------------------------------------------------
                            [] FOLD AND DETACH HERE []
                                 ANNUAL MEETING
                                       OF
                     COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

                              TUESDAY, MAY 9, 2000
                                MARRIOTT MARQUIS
                                   10:00 A.M.
                               BROADWAY BALLROOM
                                 1535 BROADWAY
                           (45TH STREET AND BROADWAY)
                               NEW YORK, NY 10036

o Your vote is important to us. Please detach the above proxy card, and sign, date and mail it using the enclosed reply envelope at your earliest convenience even if you plan to attend the meeting. Your vote is held in confidence by our outside tabulator, First Chicago Trust Company of New York.

o If you plan to attend the meeting, please fill out and mail separately the enclosed ticket request.

                           COLGATE-PALMOLIVE COMPANY
                     EMPLOYEES SAVINGS AND INVESTMENT PLAN

        To: Plan Participants

            As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock and/or Convertible Preference Stock
P allocable to your interest in the Trust Funds established under such Plan shall be voted by the appropriate Trustee at the annual meeting of
R stockholders to be held in New York, New York on May 9, 2000 or at any adjournments thereof.
O
        You are encouraged to specify your choices by marking the appropriate
X boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a
Y signed card is not returned, shares allocable to your interest in the Plan may be voted in the same proportion as shares for which instruction cards are received.

                                     (Continued and to be signed on other side.)

  Please mark your
X votes as in this                                                      4061
  example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board's recommendations.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1 and 2.
--------------------------------------------------------------------------------

                 FOR    WITHHELD                                                                   FOR  AGAINST  ABSTAIN
1. Election of   [ ]       [ ]      Election of Directors, Nominees:     2. Ratify selection of    [ ]    [ ]      [ ]
   Directors.                       J.K. Conway, R.E. Ferguson,             Arthur Andersen LLP
                                    E.M. Hancock, D.W. Johnson,             as Auditors.
                                    J.P. Kendall, R.J. Kogan, R. Mark,
                                    H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                        ----------------------------------------
                                        If voting by proxy, the Trustee is
                                        directed to authorize the Proxy
                                        Committee to vote, in its discretion,
                                        upon such other business as may properly
                                        come before the meeting.
                                        ----------------------------------------

                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        ----------------------------------------


                                        ----------------------------------------
                                        SIGNATURE(S)                     DATE

--------------------------------------------------------------------------------
                          [] FOLD AND DETACH HERE []

                                ANNUAL MEETING
                                      OF
                    COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

                             Tuesday, May 9, 2000

Your vote is important to us. Please detach the above proxy card, and sign, date and mail it using the enclosed reply envelope at your earliest convenience. Your vote is held in confidence by our outside tabulator, First Chicago Trust Company of New York.

                          Colgate-Palmolive Australia
                             Employee Share Scheme

                     Colgate-Palmolive Dominican Republic
                              Stock/Savings Plan

                            Colgate-Palmolive U.K.
                              Stock/Savings Plan

To: Plan Participants

   As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted by the Trustee at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 9, 2000 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will not be voted.

                                     (Continued and to be signed on other side.)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

X  Please mark your                                                     5630
   votes as in this
   example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made and this proxy is executed and returned, this proxy will be voted by the Trustee in accordance with the Board's recommendations.
--------------------------------------------------------------------------------
          The Board of Directors recommends a vote FOR Items 1 and 2.
--------------------------------------------------------------------------------

                  FOR  WITHHELD                                                                    FOR  AGAINST  ABSTAIN
1. Election of    [ ]     [ ]      Election of Directors, Nominees:      2. Ratify selection of    [ ]    [ ]      [ ]
   Directors.                      J.K. Conway, R.E. Ferguson,              Arthur Andersen LLP
                                   E.M. Hancock, D.W. Johnson,              as Auditors.
                                   J.P.Kendall, R.J. Kogan, R. Mark,
                                   H.B.Wentz, Jr.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                        If voting by proxy, the Trustee is
                                        directed to authorize the Proxy
                                        Committee to vote, in its discretion,
                                        upon such other business as may properly come before the meeting.

                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                        ---------------------------------------

                                        ---------------------------------------
                                        SIGNATURE(S)                      DATE

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                      COLGATE-PALMOLIVE (HELLAS) S.A.I.C.
                              Stock/Savings Plan

                        COLGATE-PALMOLIVE, S.A. DE C.V.
                 Retirement/Pension Plan and Seniority Premium

                     COLGATE-PALMOLIVE (Poland) Sp. Z o.o.
                           Global Stock/Savings Plan
P
        Proxy Solicited by the Board of Directors of Colgate-Palmolive Company
R                      for Annual Meeting on May 9, 2000

O The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ,
X JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual
Y meeting of stockholders of the Company to be held in New York, New York on May 9, 2000 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                    (Continued and to be signed on other side.)
------------------------------------------------------------------------

                          [] FOLD AND DETACH HERE []

  Please mark your
X votes as in this                                                      5689
  example.


This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board's recommendations.
The Board of Directors recommends a vote FOR Items 1 and 2.
------------------------------------------------------------------------

                 FOR    WITHHELD                                                                   FOR  AGAINST  ABSTAIN
1. Election of   [ ]       [ ]      Election of Directors, Nominees:     2. Ratify selection of    [ ]    [ ]      [ ]
   Directors.                       J.K. Conway, R.E. Ferguson,             Arthur Andersen LLP
                                    E.M. Hancock, D.W. Johnson,             as Auditors.
                                    J.P. Kendall, R.J. Kogan, R. Mark,
                                    H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------

--------------------------------------------------------------------------------


                                        ----------------------------------------
                                        In its discretion, the Proxy Committee
                                        is authorized to vote upon such other
                                        business as may properly come before the
                                        meeting.
                                        ----------------------------------------
                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        ----------------------------------------

                                        ----------------------------------------
                                        SIGNATURE(S)                      DATE

--------------------------------------------------------------------------------
                          [] FOLD AND DETACH HERE []

                            Colgate-Palmolive Chile
                           One Plus One Saving Plan

                           Colgate-Palmolive France
                              Stock/Savings Plan

                           Colgate-Palmolive Germany
                              Stock/Savings Plan

                        Colgate-Palmolive Phils., Inc.
                              Stock/Savings Plan

                             Colgate-Palmolive PR
                          Savings and Investment Plan

To:Plan Participants

        As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 9, 2000 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Colgate-Palmolive Stock Fund will be voted in the same proportion as shares for which instruction cards are received.

                                     (Continued and to be signed on other side.)

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

  Please mark your                                                         3843
X votes as in this
  example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made and this proxy is executed and returned, this proxy will be voted in accordance with the Board's recommendations.
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1 and 2.
--------------------------------------------------------------------------------

                 FOR   WITHHELD                                                                   FOR  AGAINST  ABSTAIN
1. Election of   [ ]      [ ]     Election of Directors, Nominees:      2. Ratify selection of    [ ]    [ ]      [ ]
   Directors.                     J.K. Conway, R.E. Ferguson,              Arthur Andersen LLP
                                  E.M. Hancock, D.W. Johnson,              as Auditors.
                                  J.P. Kendall, R.J. Kogan, R. Mark,
                                  H.B. Wentz, Jr.

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-------------------------------------------------------

-------------------------------------------------------
SIGNATURE(S)                                     DATE

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                         COLGATE-PALMOLIVE CANADA INC.
                              Stock/Savings Plan

P
        Proxy Solicited by the Board of Directors of Colgate-Palmolive Company
R                      for Annual Meeting on May 9, 2000

O The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ,
X JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual
Y meeting of stockholders of the Company to be held in New York, New York on May 9, 2000 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                    (Continued and to be signed on other side.)
------------------------------------------------------------------------

                          [] FOLD AND DETACH HERE []

  Please mark your
X votes as in this                                                      5638
  example.


This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board's recommendations.
The Board of Directors recommends a vote FOR Items 1 and 2.
------------------------------------------------------------------------

                 FOR    WITHHELD                                                                   FOR  AGAINST  ABSTAIN
1. Election of   [ ]       [ ]      Election of Directors, Nominees:     2. Ratify selection of    [ ]    [ ]      [ ]
   Directors.                       J.K. Conway, R.E. Ferguson,             Arthur Andersen LLP
                                    E.M. Hancock, D.W. Johnson,             as Auditors.
                                    J.P. Kendall, R.J. Kogan, R. Mark,
                                    H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------

--------------------------------------------------------------------------------


                                        ----------------------------------------
                                        In its discretion, the Proxy Committee
                                        is authorized to vote upon such other
                                        business as may properly come before the
                                        meeting.
                                        ----------------------------------------
                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        ----------------------------------------

                                        ----------------------------------------
                                        SIGNATURE(S)                      DATE

--------------------------------------------------------------------------------
                          [] FOLD AND DETACH HERE []